AMENDMENT NO. 7
REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK
DATED AS OF JUNE 12, 2024

AMENDMENT NO. 7
TO
REVOLVING CREDIT AGREEMENT
This AMENDMENT TO THE REVOLVING CREDIT AGREEMENT (“Amendment”) is entered into as of June 12, 2024, by and between MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), executing this Agreement on behalf of itself, and, if applicable, on behalf and for the benefit of those investment series set forth on Exhibit 1.1 (the “Fund(s)” and each, a “Fund”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”).
WHEREAS, the Borrower is an open-end registered investment company under the Investment Company Act of 1940, as amended, and the Funds are investment series of the Borrower; and
WHEREAS, the Borrower and Bank have previously entered into a Revolving Credit Agreement dated as of June 18, 2018, (as said Revolving Credit Agreement may be amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which the Bank makes Loans to the Borrower, for the benefit of the Funds, and makes available a credit facility for the purposes and on the terms and conditions set forth in the Agreement; and
WHEREAS, the Borrower wishes to renew the Agreement for an additional 364 days and make other revisions under the Agreement.
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Amendment agree as follows:
Section 1 Amendments
(a) Effective as of the date of this Amendment, the following new Section 7.1(j) is made part of the Agreement:
(j) any final decision, ruling or equivalent action in an administrative or judicial proceeding relating to the Borrower’s Investment Adviser or distributor, or any of their affiliated persons that results in a change in control of the Investment Adviser or that materially impairs the ability of the Borrower to continue to carry on its business as an open-end registered investment company under the 1940 Act.
(b) Effective as of the date of this Amendment, the following Exhibits, Schedules, and Annexes relating to the Agreement, each of which is attached hereto, are made part of the Agreement, and replace those currently in effect:
Exhibit 1.1 - Participating Funds
Exhibit 1.3 - Specific Terms

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Exhibit 3.1 - Certificate of Borrower
Section 2. Miscellaneous.
(a) This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.
(b) Each reference to the “Agreement” in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract, or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by all parties hereto.
(c) All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
(d) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
(e) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their duly authorized officers as of the date first above written.

MIDAS SERIES TRUST on behalf and for the benefit of those Funds listed on Exhibit 1.1 of the Agreement

By: /s/ Russell Kamerman

Name:  Russell L. Kamerman, Esq.

Title:  General Counsel

THE HUNTINGTON NATIONAL BANK

By: /s/ Michael Felix

Name:  Michael Felix

Title: Senior Vice President

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EXHIBIT 1.1
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK

Date: June 18, 2018, as amended June 12, 2024

PARTICIPATING FUNDS

Fund	Date Added
Midas Fund	June 18, 2018
Midas Magic	June 18, 2018

EXHIBIT 1.3
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK

Fund:	Midas Fund
Midas Magic

Date: June 18, 2018, as amended June 12, 2024

SPECIFIC TERMS
Capitalized terms not otherwise defined in this Exhibit have the meanings specified in the Agreement.  In the event of any inconsistency between this Exhibit and the Agreement, this Exhibit will control.

Section 1 Definitions

Annual Fee means an aggregate per annum fee, assessed each Fund on whose behalf a Loan is made on a pro rata basis, equal to ⅛ of one percent (1.00%) of (a) $4,000,000, or such pro-rated fee as appropriate, with respect to Midas Fund (i) if the Loan matures in less than 364 days following the date of the execution of a Note, subject to a maximum fee of $5,000 or (ii) due to an amendment to this Agreement to increase the Loan Amount, and (b) $4,500,000, or such pro-rated fee as appropriate, with respect to Midas Magic (i) if the Loan matures in less than 364 days following the date of the execution of a Note, subject to a maximum fee of $5,625 or (ii) due to an amendment to this Agreement to increase the Loan Amount.
Floor means a rate of interest equal to 0.250%.

Interest Rate means the interest rate per annum to be applied to the principal balance outstanding, from time to time, equal to the Term Secured Overnight Financing Rate (Term SOFR) plus one hundred and twenty-eight (128) basis points (one hundred (100) and twenty-eight (28) basis points being equal to 1.28% per annum).
Investment Adviser means Midas Management Corporation.
Loan Amount means $8,500,000.
Maturity Date means June 11, 2025.
Maximum Amount means, for (a) Midas Fund, the lesser of: (i) $4,000,000 or (ii) 30% of Midas Fund’s daily market value, which market value may be decreased by the exclusion of certain Fund assets or asset classes, as the Bank may decide from time to time in its sole discretion (“Exclusions”); and (b) Midas Magic, the lesser of: (i) $4,500,000 or (ii) 30% of Midas Magic’s daily market value, which market value may be decreased by Exclusions.

Section 2.4 Payment of Interest
First Payment Date means the last day of the first month immediately following the date of the execution of a Note.
Section 2.6 Unused Fee
Unused Fee.  From the date of this Agreement to the payment in full in cash of all indebtedness under this Agreement, Borrower shall pay to Bank an Unused Fee quarterly commencing on June 30, 2024, and on the last day of each quarter thereafter. The Unused Fee payable to Bank shall be mean a fee equal to 1/8% of one percent (12.5 basis points) of the daily excess of the Loan. The Unused Fee shall be computed in the same manner as in Section 2.4 (Payment of Interest). Whenever any payment of the Unused Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day.  It is expressly understood that the Unused Fee herein described shall not be refundable under any circumstances.

EXHIBIT 3.1
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST
AND
THE HUNTINGTON NATIONAL BANK
FORM OF CERTIFICATE OF BORROWER
MIDAS SERIES TRUST
CERTIFICATE OF BORROWER
Re: Midas Series Trust $8,500,000 Financing, consisting of $4,000,000 for Midas Fund and $4,500,000 for Midas Magic
From The Huntington National Bank

The undersigned does hereby certify that he is the duly elected, qualified and acting President of MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), and the undersigned does hereby further certify as follows:
1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of the State of Delaware.
2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Borrower, as in effect on the date hereof.
3.
The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names.  Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature
Russell L. Kamerman, Esq.	Secretary, General Counsel, and Chief Compliance Officer	EXHIBIT – DO NOT SIGN
Heidi Keating	Vice President	EXHIBIT – DO NOT SIGN
Donald Klimoski II, Esq.	Assistant Secretary, Assistant General Counsel, and Assistant Chief Compliance Officer	EXHIBIT – DO NOT SIGN
Thomas O’Malley	Treasurer, Chief Financial Officer, and Chief Accounting Officer	EXHIBIT – DO NOT SIGN
Daniel Ross	Investment Analyst	EXHIBIT – DO NOT SIGN
Louis Soulios	Vice President, Finance	EXHIBIT – DO NOT SIGN
Mark C. Winmill	Vice President	EXHIBIT – DO NOT SIGN
Thomas B. Winmill, Esq.	Chairman, President, Chief Executive Officer, and Chief Legal Officer	EXHIBIT – DO NOT SIGN

4.
Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.
6.
The Borrower is in good standing in the state of its formation.  Attached hereto, marked Attachment D, is a certificate of good standing issued within the past thirty (30) days by the Secretary of State of Delaware.

7.
Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrower by an officer of the Borrower certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this 12th day of June 2024.
EXHIBIT – DO NOT SIGN
Thomas B. Winmill, President
The undersigned does hereby certify that he is the Secretary of the Borrower and does further certify that the signatory above is the President of the Borrower, and that his signature set forth above is his true and customary signature.
EXHIBIT – DO NOT SIGN
Russell L. Kamerman, Secretary
4880-0874-3615.1